EXHIBIT 99.1

Hanmi Reports 2024 Second Quarter Results

LOS ANGELES, July 23, 2024 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the second quarter of 2024.

Net income for the second quarter of 2024 was $14.5 million, or $0.48 per diluted share, compared with $15.2 million, or $0.50 per diluted share, for the first quarter of 2024. The return on average assets for the second quarter of 2024 was 0.77% and the return on average equity was 7.50%, compared with a return on average assets of 0.81% and the return on average equity of 7.90% for the first quarter of 2024.

CEO Commentary
“Our second quarter results demonstrate that while the economic environment has been challenging, we are observing improved business activity and stabilizing margin pressure,” said Bonnie Lee, President and Chief Executive Officer of Hanmi. Our relationship banking model has enabled us to attract new customers, resulting in 17% quarterly growth in loan production as well as growth in demand deposit accounts, further expanding our market share. Importantly, our rigorous underwriting practices continue to generate excellent asset quality."

“As we look to the second half of 2024, we are progressing with a robust balance sheet, ample liquidity and strong capital ratios. We continue to prioritize our customers by enhancing their Hanmi experience through strategic technology investments, which are also enabling us to achieve operational efficiencies. Finally, our prudent expense and credit management has positioned Hanmi to capitalize on the growth opportunities ahead. I am thankful to our team of bankers and support staff who continue to foster meaningful relationships with our customers and enhance our franchise value.”

Second Quarter 2024 Highlights:

  Second quarter net income was $14.5 million, or $0.48 per diluted share, compared with $15.2 million, or $0.50 per diluted share for the first quarter of 2024. The decline in net income reflects lower net interest income, and a higher credit loss expense, partially offset by lower noninterest expenses.
  Loans receivable were $6.18 billion at June 30, 2024, essentially unchanged from the end of the first quarter of 2024; loan production for the second quarter was $273.9 million with a weighted average interest rate of 8.31%.
  Deposits were $6.33 billion at June 30, 2024, down 0.7% from the end of the first quarter of 2024; noninterest-bearing demand deposits were 31.0% of total deposits at the end of the second quarter.
  Net interest income for the second quarter was $48.6 million, down 4.0% from the first quarter of 2024, and net interest margin (taxable equivalent) was 2.69% for the second quarter, down 9 basis points; the average yield on loans decreased 1 basis point, while the cost of interest-bearing deposits increased 11 basis points.
  Noninterest income for the second quarter was $8.1 million, up $0.4 million, or 4.2%, from the first quarter of 2024.
  Noninterest expenses were $35.3 million for the second quarter, down 3.2% from the first quarter of 2024, primarily reflecting a decrease in salaries and benefits.
  Asset quality remained favorable with criticized loans declining 17.6% from the first quarter of 2024, to $70.9 million, or 1.1% of loans. Nonperforming assets rose 7 basis points, to 0.26% of total assets, and net charge offs continued to be low at $1.8 million, or 0.12% of average loans (annualized).

For more information about Hanmi, please see the Q2 2024 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23

Net income	$14,451	$15,164	$18,633	$18,796	$20,620	$(713)	$(6,169)
Net income per diluted common share	$0.48	$0.50	$0.61	$0.62	$0.67	$(0.02)	$(0.19)

Assets	$7,586,347	$7,512,046	$7,570,341	$7,350,140	$7,344,924	$74,301	$241,423
Loans receivable	$6,176,359	$6,177,840	$6,182,434	$6,020,785	$5,965,171	$(1,481)	$211,188
Deposits	$6,329,340	$6,376,060	$6,280,574	$6,260,072	$6,315,768	$(46,720)	$13,572

Return on average assets	0.77%	0.81%	0.99%	1.00%	1.12%	-0.04	-0.35
Return on average stockholders' equity	7.50%	7.90%	9.70%	9.88%	11.14%	-0.40	-3.64

Net interest margin	2.69%	2.78%	2.92%	3.03%	3.11%	-0.09	-0.42
Efficiency ratio (1)	62.24%	62.42%	58.86%	51.82%	54.11%	-0.18	8.13

Tangible common equity to tangible assets (2)	9.19%	9.23%	9.14%	8.89%	8.96%	-0.04	0.23
Tangible common equity per common share (2)	$22.99	$22.86	$22.75	$21.45	$21.56	0.13	1.43

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the second quarter decreased to $48.6 million from $50.7 million for the second quarter of 2024, down 4.0%. The decrease was primarily due to an increase in the cost of interest-bearing deposits. The cost of interest-bearing deposits increased 11 basis points to 4.27% for the second quarter of 2024, from 4.16% for the first quarter of 2024. The increase in the cost of interest-bearing deposits was due to higher market interest rates. Average interest-bearing deposits were $4.38 billion for the second quarter, down 0.6% from $4.41 billion for the first quarter of 2024. The yield on average loans for the second quarter decreased to 5.99% from 6.00% for the first quarter of 2024. Average loans were $6.09 billion for the second quarter, down 0.8% from $6.14 billion for the first quarter of 2024. Second quarter loan prepayment fees were $0.1 million, compared with $0.2 million for the first quarter of 2024. Net interest margin (taxable-equivalent) for the second quarter was 2.69%, compared with 2.78% for the first quarter of 2024.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
Net Interest Income	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23

Interest and fees on loans receivable(1)	$90,752	$91,674	$89,922	$85,398	$83,567	-1.0%	8.6%
Interest on securities	5,238	4,955	4,583	4,204	4,126	5.7%	27.0%
Dividends on FHLB stock	357	361	341	317	283	-1.1%	26.1%
Interest on deposits in other banks	2,313	2,604	2,337	4,153	2,794	-11.2%	-17.2%
Total interest and dividend income	$98,660	$99,594	$97,183	$94,072	$90,770	-0.9%	8.7%

Interest on deposits	46,495	45,638	40,277	36,818	32,115	1.9%	44.8%
Interest on borrowings	1,896	1,655	2,112	753	1,633	14.6%	16.1%
Interest on subordinated debentures	1,649	1,646	1,654	1,646	1,600	0.2%	3.1%
Total interest expense	50,040	48,939	44,043	39,217	35,348	2.2%	41.6%
Net interest income	$48,620	$50,655	$53,140	$54,855	$55,422	-4.0%	-12.3%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
Interest-bearing Liabilities	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Loans receivable (1)	$6,089,440	$6,137,888	$6,071,644	$5,915,423	$5,941,071	-0.8%	2.5%
Securities	979,671	969,520	961,551	955,473	971,531	1.0%	0.8%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	180,177	201,724	181,140	317,498	230,974	-10.7%	-22.0%
Average interest-earning assets	$7,265,673	$7,325,517	$7,230,720	$7,204,779	$7,159,961	-0.8%	1.5%

Demand: interest-bearing	$85,443	$86,401	$86,679	$94,703	$99,057	-1.1%	-13.7%
Money market and savings	1,845,870	1,815,085	1,669,973	1,601,826	1,463,304	1.7%	26.1%
Time deposits	2,453,154	2,507,830	2,417,803	2,438,112	2,403,685	-2.2%	2.1%
Average interest-bearing deposits	4,384,467	4,409,316	4,174,455	4,134,641	3,966,046	-0.6%	10.6%
Borrowings	169,525	162,418	205,951	120,381	196,776	4.4%	-13.8%
Subordinated debentures	130,239	130,088	129,933	129,780	129,631	0.1%	0.5%
Average interest-bearing liabilities	$4,684,231	$4,701,822	$4,510,339	$4,384,802	$4,292,453	-0.4%	9.1%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$1,883,765	$1,921,189	$2,025,212	$2,136,156	$2,213,171	-1.9%	-14.9%

(1) Includes loans held for sale.

	For the Three Months Ended					Yield/Rate Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
Average Yields and Rates	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Loans receivable(1)	5.99%	6.00%	5.88%	5.73%	5.64%	-0.01	0.35
Securities (2)	2.17%	2.07%	1.93%	1.79%	1.73%	0.10	0.44
FHLB stock	8.77%	8.87%	8.25%	7.67%	6.92%	-0.10	1.85
Interest-bearing deposits in other banks	5.16%	5.19%	5.12%	5.19%	4.85%	-0.03	0.31
Interest-earning assets	5.46%	5.47%	5.34%	5.19%	5.09%	-0.01	0.37

Interest-bearing deposits	4.27%	4.16%	3.83%	3.53%	3.25%	0.11	1.02
Borrowings	4.50%	4.10%	4.07%	2.48%	3.33%	0.40	1.17
Subordinated debentures	5.07%	5.06%	5.09%	5.07%	4.94%	0.01	0.13
Interest-bearing liabilities	4.30%	4.19%	3.88%	3.55%	3.30%	0.11	1.00

Net interest margin (taxable equivalent basis)	2.69%	2.78%	2.92%	3.03%	3.11%	-0.09	-0.42

Cost of deposits	2.98%	2.90%	2.58%	2.33%	2.08%	0.08	0.90

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the second quarter was $1.0 million, compared with $0.2 million for the first quarter of 2024. Second quarter credit loss expense included a $1.3 million credit loss expense for loan losses, offset by a $0.3 million recovery for off-balance sheet items. Second quarter net loan charge-offs were $1.8 million, compared with first quarter of 2024 net loan charge-offs of $1.6 million.

Noninterest income for the second quarter increased $0.4 million to $8.1 million, or 4.2%, from $7.7 million for the first quarter of 2024. The increase primarily reflected $0.3 million in bank-owned life insurance benefit income in the second quarter of 2024. Additionally, gains on sales of SBA loans were $1.6 million for the second quarter of 2024, compared with $1.5 million for the first quarter of 2024. The volume of SBA loans sold in the second quarter decreased to $23.5 million, from $25.6 million for the first quarter of 2024, while trade premiums increased to 8.54% for the second quarter, from 7.23% for the first quarter of 2024. Moreover, gains on the sale of mortgage loans continued in the second quarter, whereby loans sold were $19.5 million, at a premium of 2.00%, compared with $29.7 million and 2.27% for the first quarter, resulting in income of $0.4 million for each period.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
Noninterest Income	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Service charges on deposit accounts	$2,429	$2,450	$2,391	$2,605	$2,571	-0.9%	-5.5%
Trade finance and other service charges and fees	1,277	1,414	1,245	1,155	1,173	-9.7%	8.9%
Servicing income	796	712	772	838	825	11.8%	-3.5%
Bank-owned life insurance income (expense)	638	304	(29)	280	271	109.9%	135.4%
All other operating income	908	928	853	1,178	1,811	-2.2%	-49.9%
Service charges, fees & other	6,048	5,808	5,232	6,056	6,651	4.1%	-9.1%

Gain on sale of SBA loans	1,644	1,482	1,448	1,172	1,212	10.9%	35.6%
Gain on sale of mortgage loans	365	443	-	-	-	-17.6%	100.0%
Net gain (loss) on sales of securities	-	-	-	-	(1,871)	0.0%	-100.0%
Gain (loss) on sale of bank premises	-	-	-	4,000	-	0.0%	0.0%
Legal settlement	-	-	-	-	1,943	0.0%	-100.0%
Total noninterest income	$8,057	$7,733	$6,680	$11,228	$7,935	4.2%	1.5%

Noninterest expense for the second quarter decreased to $35.3 million from $36.4 million for the first quarter of 2024. The decline was primarily due to a $1.2 million decrease in salaries and benefits arising from $0.6 million in seasonally lower employer taxes and benefits and a $0.6 million decrease in capitalized labor costs associated with the Company's investment in a new loan origination system. All other categories of recurring noninterest expense combined, except for data processing, which increased by $0.1 million, decreased $0.5 million for the second quarter from the first quarter of 2024. Additionally, Hanmi recorded $0.3 million in nonrecurring branch consolidation expenses in the second quarter due to the consolidation of three branches; two branches in Texas and one branch in California. The efficiency ratio for the second quarter was 62.2%, compared with 62.4% for the first quarter of 2024.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Noninterest Expense
Salaries and employee benefits	$20,434	$21,585	$20,062	$20,361	$20,365	-5.3%	0.3%
Occupancy and equipment	4,348	4,537	4,604	4,825	4,500	-4.2%	-3.4%
Data processing	3,686	3,551	3,487	3,490	3,465	3.8%	6.4%
Professional fees	1,749	1,893	1,977	1,568	1,376	-7.6%	27.1%
Supplies and communication	570	601	613	552	638	-5.2%	-10.7%
Advertising and promotion	669	907	990	534	748	-26.2%	-10.6%
All other operating expenses	3,251	3,160	3,252	2,852	3,243	2.9%	0.2%
Subtotal	34,707	36,234	34,985	34,182	34,335	-4.2%	1.1%

Branch consolidation expense	301	-	-	-	-	100.0%	100.0%
Other real estate owned expense	6	22	15	16	4	-72.7%	50.0%
Repossessed personal property expense (income)	262	189	211	47	(59)	38.6%	-544.1%
Total noninterest expense	$35,276	$36,445	$35,211	$34,245	$34,280	-3.2%	2.9%

Hanmi recorded a provision for income taxes of $6.0 million for the second quarter of 2024, compared with $6.6 million for the first quarter of 2024, representing an effective tax rate of 29.3% and 30.2%, respectively. The first quarter of 2024 income tax expense included a $0.2 million charge for share-based compensation vesting and $0.2 million of additional expense associated with amended state tax returns.

Financial Position
Total assets at June 30, 2024 increased 1.0%, or $74.3 million, to $7.59 billion from $7.51 billion at March 31, 2024. The sequential quarter increase mainly reflected a 22.3%, or $57.0 million, increase in cash and due from banks, a $6.5 million increase in loans held for sale, and a $5.4 million increase in securities.

Loans receivable, before allowance for credit losses, were $6.18 billion at June 30, 2024, and was consistent with the balance at March 31, 2024. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $10.5 million as of June 30, 2024, up from $4.0 million as of March 31, 2024.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Loan Portfolio
Commercial real estate loans	$3,888,505	$3,878,677	$3,889,739	$3,773,015	$3,738,325	0.3%	4.0%
Residential/consumer loans	954,209	970,362	962,661	926,326	886,984	-1.7%	7.6%
Commercial and industrial loans	802,372	774,851	747,819	728,792	753,456	3.6%	6.5%
Equipment finance	531,273	553,950	582,215	592,652	586,406	-4.1%	-9.4%
Loans receivable	6,176,359	6,177,840	6,182,434	6,020,785	5,965,171	0.0%	3.5%
Loans held for sale	10,467	3,999	12,013	11,767	7,293	161.7%	43.5%
Total	$6,186,826	$6,181,839	$6,194,447	$6,032,552	$5,972,464	0.1%	3.6%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2024	2024	2023	2023	2023
Composition of Loan Portfolio
Commercial real estate loans	62.9%	62.7%	62.8%	62.5%	62.6%
Residential/consumer loans	15.4%	15.7%	15.5%	15.4%	14.9%
Commercial and industrial loans	13.0%	12.5%	12.1%	12.1%	12.6%
Equipment finance	8.5%	9.0%	9.4%	9.8%	9.8%
Loans receivable	99.8%	99.9%	99.8%	99.8%	99.9%
Loans held for sale	0.2%	0.1%	0.2%	0.2%	0.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $273.9 million for the second quarter of 2024 at an average rate of 8.31%, while payoffs were $148.4 million during the quarter at an average rate of 8.10%.

Commercial real estate loan production for the second quarter of 2024 was $87.6 million. Commercial and industrial loan production was $59.0 million, SBA loan production was $54.5 million, equipment finance production was $42.6 million, and residential mortgage loan production was $30.2 million.

	For the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2024	2024	2023	2023	2023
New Loan Production
Commercial real estate loans	$87,632	$60,085	$178,157	$106,151	$40,989
Commercial and industrial loans	59,007	50,789	52,079	67,907	36,322
SBA loans	54,486	30,817	48,432	36,109	30,926
Equipment finance	42,594	39,155	57,334	71,075	50,905
Residential/consumer loans	30,194	53,115	53,465	55,026	100,161
subtotal	273,913	233,961	389,467	336,268	259,303

Payoffs	(148,400)	(86,250)	(77,961)	(62,140)	(120,609)
Amortization	(83,640)	(90,711)	(106,610)	(116,411)	(102,248)
Loan sales	(42,945)	(55,321)	(29,861)	(22,496)	(20,933)
Net line utilization	1,929	(4,150)	(11,609)	(70,238)	(28,092)
Charge-offs & OREO	(2,338)	(2,123)	(1,777)	(9,369)	(2,708)

Loans receivable-beginning balance	6,177,840	6,182,434	6,020,785	5,965,171	5,980,458
Loans receivable-ending balance	$6,176,359	$6,177,840	$6,182,434	$6,020,785	$5,965,171

Deposits were $6.33 billion at the end of the second quarter of 2024, down $46.7 million, or 0.7%, from $6.38 billion at the end of the preceding quarter. Driving the change was a $44.2 million decrease in time deposits and a $25.1 million decrease in money market and savings deposits, partially offset by a $26.9 million increase in noninterest-bearing demand deposits. Noninterest-bearing demand deposits represented 31.0% of total deposits at June 30, 2024 and the loan-to-deposit ratio was 97.6%.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Deposit Portfolio
Demand: noninterest-bearing	$1,959,963	$1,933,060	$2,003,596	$2,161,238	$2,206,078	1.4%	-11.2%
Demand: interest-bearing	82,981	87,374	87,452	88,133	97,076	-5.0%	-14.5%
Money market and savings	1,834,797	1,859,865	1,734,658	1,576,006	1,580,691	-1.3%	16.1%
Time deposits	2,451,599	2,495,761	2,454,868	2,434,695	2,431,923	-1.8%	0.8%
Total deposits	$6,329,340	$6,376,060	$6,280,574	$6,260,072	$6,315,768	-0.7%	0.2%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2024	2024	2023	2023	2023
Composition of Deposit Portfolio
Demand: noninterest-bearing	31.0%	30.3%	31.9%	34.5%	34.9%
Demand: interest-bearing	1.3%	1.4%	1.4%	1.4%	1.5%
Money market and savings	29.0%	29.2%	27.6%	25.2%	25.0%
Time deposits	38.7%	39.1%	39.1%	38.9%	38.6%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at June 30, 2024 was $707.1 million, up $4.0 million from $703.1 million at March 31, 2024. Second quarter net income, net of dividends paid, added $6.9 million to stockholders’ equity for the period. Offsetting this addition was a $0.9 million increase in unrealized after-tax losses on securities available for sale due to changes in interest rates during the second quarter and a $0.2 million increase in unrealized after-tax losses on cash flow hedges. In addition, Hanmi repurchased 170,000 shares of common stock during the quarter at an average share price of $16.05. At June 30, 2024, 1,330,000 shares remain under Hanmi’s share repurchase program. Tangible common stockholders’ equity was $696.0 million, or 9.19% of tangible assets, at June 30, 2024, compared with $692.0 million, or 9.23% of tangible assets at the end of the first quarter of 2024.

Hanmi and the Bank exceeded minimum regulatory capital requirements, and the Bank continues to exceed the minimum for the “well capitalized” category. At June 30, 2024, Hanmi’s preliminary common equity tier 1 capital ratio was 12.11% and its total risk-based capital ratio was 15.24%, compared with 12.05% and 15.20%, respectively, at the end of the first quarter of 2024.

	As of					Ratio Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.24%	15.20%	14.95%	15.07%	15.11%	0.04	0.13
Tier 1 risk-based capital	12.46%	12.40%	12.20%	12.30%	12.25%	0.06	0.21
Common equity tier 1 capital	12.11%	12.05%	11.86%	11.95%	11.90%	0.06	0.21
Tier 1 leverage capital ratio	10.51%	10.36%	10.37%	10.27%	10.22%	0.15	0.29
Hanmi Bank
Total risk-based capital	14.51%	14.50%	14.27%	14.42%	14.45%	0.01	0.06
Tier 1 risk-based capital	13.47%	13.44%	13.26%	13.42%	13.39%	0.03	0.08
Common equity tier 1 capital	13.47%	13.44%	13.26%	13.42%	13.39%	0.03	0.08
Tier 1 leverage capital ratio	11.41%	11.29%	11.32%	11.25%	11.21%	0.12	0.20

(1) Preliminary ratios for June 30, 2024

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.22% of loans at the end of the second quarter of 2024, compared with 0.26% at the end of the prior quarter.

Criticized loans totaled $70.9 million at the end of the second quarter, down from $86.0 million at the end of the first quarter of 2024. Special mention loans were $36.9 million at the end of the second quarter, down from $62.3 million at March 31, 2024. Reductions in special mention loans included upgrades to pass of $17.9 million, paydowns and payoffs of $2.3 million and a downgrade of one loan relationship with total loans of $7.2 million. The upgrades to pass in the second quarter were mainly attributable to upgrades of $13.6 million on two commercial and industrial loans, and a $4.3 million upgrade on a commercial real estate loan. The quarter-over-quarter change also included increases from downgrades of $2.0 million of pass loans.

Classified loans were $33.9 million at June 30, 2024, up from $23.7 million at the end of the prior quarter. The $10.2 million increase was primarily driven by new loan downgrades to classified of $14.0 million, offset by charge-offs of $1.8 million, payoffs of $1.0 million, and paydowns and amortization of $1.0 million. The loan downgrades in the second quarter were primarily attributable to the previously mentioned $7.2 million in criticized loan downgrades.

Nonperforming loans were $19.2 million at June 30, 2024, up from $14.0 million at the end of the prior quarter. As a percentage of the loan portfolio, nonperforming loans were 0.31% at June 30, 2024, and 0.23% at the end of the first quarter.

Nonperforming assets were $20.0 million at the end of the second quarter of 2024, up from $14.1 million at the end of the prior quarter. The increase included a $0.7 million addition of a closed branch property. As a percentage of total assets, nonperforming assets were 0.26% at June 30, 2024, and 0.19% at the end of the first quarter.

Gross charge-offs for the second quarter of 2024 were $2.3 million, compared with $2.1 million for the preceding quarter. Recoveries of previously charged-off loans were $0.5 million in the second and first quarters of 2024. As a result, net charge-offs were $1.8 million for the second quarter of 2024, compared with net charge-offs of $1.6 million for the prior quarter.

The allowance for credit losses was $67.7 million at June 30, 2024, compared with $68.3 million at March 31, 2024. Specific allowances for loans increased $1.6 million, while the allowance for quantitative and qualitative considerations decreased $2.2 million. The ratio of the allowance for credit losses to loans was 1.10% at June 30, 2024, compared with 1.11% at March 31, 2024.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-24	Q2-24
	2024	2024	2023	2023	2023	vs. Q1-24	vs. Q2-23
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$13,844	$15,839	$10,263	$9,545	$13,749	$(1,995)	$95
Delinquent loans to total loans	0.22%	0.26%	0.17%	0.16%	0.23%	-0.04	-0.01

Criticized loans:
Special mention	$36,921	$62,317	$65,314	$76,473	$44,632	$(25,396)	$(7,711)
Classified	33,945	23,670	31,367	33,134	38,840	10,275	(4,895)
Total criticized loans	$70,866	$85,987	$96,681	$109,607	$83,472	$(15,121)	$(12,606)

Nonperforming assets:
Nonaccrual loans	$19,245	$14,025	$15,474	$15,783	$22,178	$5,220	$(2,933)
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	19,245	14,025	15,474	15,783	22,178	5,220	(2,933)
Other real estate owned, net	772	117	117	117	117	655	655
Nonperforming assets*	$20,017	$14,142	$15,591	$15,900	$22,295	$5,875	$(2,278)

Nonperforming assets to assets*	0.26%	0.19%	0.21%	0.22%	0.30%	0.07	-0.04
Nonperforming loans to total loans	0.31%	0.23%	0.25%	0.26%	0.37%	0.08	-0.06

* Excludes repossessed personal property of $1.2 million, $1.3 million, $1.3 million, $1.3 million, and $0.8 million as of Q2-24, Q1-24, Q4-23, Q3-23, and Q2-23, respectively

	As of or for the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2024	2024	2023	2023	2023
Allowance for credit losses:
Balance at beginning of period	$68,270	$69,462	$67,313	$71,024	$72,249
Credit loss expense (recovery) on loans	1,248	404	(2,880)	5,167	514
Net loan (charge-offs) recoveries	(1,789)	(1,596)	5,029	(8,878)	(1,739)
Balance at end of period	$67,729	$68,270	$69,462	$67,313	$71,024

Net loan charge-offs (recoveries) to average loans (1)	0.12%	0.10%	-0.33%	0.60%	0.12%
Allowance for credit losses to loans	1.10%	1.11%	1.12%	1.12%	1.19%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,297	$2,474	$2,463	$2,476	$3,067
Credit loss expense (recovery) on off-balance sheet items	(287)	(177)	11	(13)	(591)
Balance at end of period	$2,010	$2,297	$2,474	$2,463	$2,476

Unused commitments to extend credit	$795,391	$792,769	$813,960	$848,886	$791,818

(1) Annualized

Corporate Developments
On April 25, 2024, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2024 second quarter of $0.25 per share. Hanmi paid the dividend on May 22, 2024, to stockholders of record as of the close of business on May 6, 2024.

Earnings Conference Call
Hanmi Bank will host its second quarter 2024 earnings conference call today, July 23, 2024, at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at https://investors.hanmi.com/ where it will also be available for replay approximately one hour following the call.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 32 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of and changes in the methodology for computing our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lisa Fortuna
Investor Relations
Financial Profiles, Inc.
lfortuna@finprofiles.com
310-622-8251

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2024	2024	Change	2023	Change
Assets
Cash and due from banks	$313,079	$256,038	22.3%	$344,907	-9.2%
Securities available for sale, at fair value	877,638	872,190	0.6%	836,650	4.9%
Loans held for sale, at the lower of cost or fair value	10,467	3,999	161.7%	7,293	43.5%
Loans receivable, net of allowance for credit losses	6,108,630	6,109,570	0.0%	5,894,147	3.6%
Accrued interest receivable	23,958	23,032	4.0%	18,163	31.9%
Premises and equipment, net	21,955	21,952	0.0%	22,849	-3.9%
Customers' liability on acceptances	551	161	242.2%	1,688	-67.4%
Servicing assets	6,836	6,890	-0.8%	7,352	-7.0%
Goodwill and other intangible assets, net	11,048	11,074	-0.2%	11,162	-1.0%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	56,534	56,639	-0.2%	56,085	0.8%
Prepaid expenses and other assets	139,266	134,116	3.8%	128,243	8.6%
Total assets	$7,586,347	$7,512,046	1.0%	$7,344,924	3.3%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,959,963	$1,933,060	1.4%	$2,206,078	-11.2%
Interest-bearing	4,369,377	4,443,000	-1.7%	4,109,690	6.3%
Total deposits	6,329,340	6,376,060	-0.7%	6,315,768	0.2%
Accrued interest payable	47,699	38,007	25.5%	34,621	37.8%
Bank's liability on acceptances	551	161	242.2%	1,688	-67.4%
Borrowings	292,500	172,500	69.6%	125,000	134.0%
Subordinated debentures	130,318	130,165	0.1%	129,708	0.5%
Accrued expenses and other liabilities	78,880	92,053	-14.3%	69,579	13.4%
Total liabilities	6,879,288	6,808,946	1.0%	6,676,364	3.0%

Stockholders' equity:
Common stock	34	34	0.0%	33	3.0%
Additional paid-in capital	588,647	587,687	0.2%	585,391	0.6%
Accumulated other comprehensive income	(78,000)	(76,890)	-1.4%	(84,639)	7.8%
Retained earnings	333,392	326,526	2.1%	296,901	12.3%
Less treasury stock	(137,014)	(134,257)	-2.1%	(129,126)	-6.1%
Total stockholders' equity	707,059	703,100	0.6%	668,560	5.8%
Total liabilities and stockholders' equity	$7,586,347	$7,512,046	1.0%	$7,344,924	3.3%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2024	2024	Change	2023	Change
Interest and dividend income:
Interest and fees on loans receivable	$90,752	$91,674	-1.0%	$83,567	8.6%
Interest on securities	5,238	4,955	5.7%	4,126	27.0%
Dividends on FHLB stock	357	361	-1.1%	283	26.1%
Interest on deposits in other banks	2,313	2,604	-11.2%	2,794	-17.2%
Total interest and dividend income	98,660	99,594	-0.9%	90,770	8.7%
Interest expense:
Interest on deposits	46,495	45,638	1.9%	32,115	44.8%
Interest on borrowings	1,896	1,655	14.6%	1,633	16.1%
Interest on subordinated debentures	1,649	1,646	0.2%	1,600	3.1%
Total interest expense	50,040	48,939	2.2%	35,348	41.6%
Net interest income before credit loss expense	48,620	50,655	-4.0%	55,422	-12.3%
Credit loss expense (recovery)	961	227	323.3%	(77)	-1348.1%
Net interest income after credit loss expense	47,659	50,428	-5.5%	55,499	-14.1%
Noninterest income:
Service charges on deposit accounts	2,429	2,450	-0.9%	2,571	-5.5%
Trade finance and other service charges and fees	1,277	1,414	-9.7%	1,173	8.9%
Gain on sale of Small Business Administration ("SBA") loans	1,644	1,482	10.9%	1,212	35.6%
Other operating income	2,707	2,387	13.4%	2,979	-9.1%
Total noninterest income	8,057	7,733	4.2%	7,935	1.5%
Noninterest expense:
Salaries and employee benefits	20,434	21,585	-5.3%	20,365	0.3%
Occupancy and equipment	4,607	4,537	1.5%	4,500	2.4%
Data processing	3,686	3,551	3.8%	3,465	6.4%
Professional fees	1,749	1,893	-7.6%	1,376	27.1%
Supplies and communications	570	601	-5.2%	638	-10.7%
Advertising and promotion	669	907	-26.2%	748	-10.6%
Other operating expenses	3,561	3,371	5.6%	3,188	11.7%
Total noninterest expense	35,276	36,445	-3.2%	34,280	2.9%
Income before tax	20,440	21,716	-5.9%	29,154	-29.9%
Income tax expense	5,989	6,552	-8.6%	8,534	-29.8%
Net income	$14,451	$15,164	-4.7%	$20,620	-29.9%

Basic earnings per share:	$0.48	$0.50		$0.68
Diluted earnings per share:	$0.48	$0.50		$0.67

Weighted-average shares outstanding:
Basic	30,055,913	30,119,646		30,324,264
Diluted	30,133,646	30,119,646		30,387,041
Common shares outstanding	30,272,110	30,276,358		30,485,788

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2024	2023	Change
Interest and dividend income:
Interest and fees on loans receivable	$182,427	$164,490	10.9%
Interest on securities	10,193	8,152	25.0%
Dividends on FHLB stock	719	572	25.7%
Interest on deposits in other banks	4,914	4,859	1.1%
Total interest and dividend income	198,253	178,073	11.3%
Interest expense:
Interest on deposits	92,133	57,613	59.9%
Interest on borrowings	3,551	4,002	-11.3%
Interest on subordinated debentures	3,295	3,182	3.6%
Total interest expense	98,979	64,797	52.8%
Net interest income before credit loss expense	99,274	113,276	-12.4%
Credit loss expense (recovery)	1,188	2,056	42.2%
Net interest income after credit loss expense	98,086	111,220	-11.8%
Noninterest income:
Service charges on deposit accounts	4,878	5,151	-5.3%
Trade finance and other service charges and fees	2,691	2,431	10.7%
Gain on sale of Small Business Administration ("SBA") loans	3,126	3,081	1.5%
Other operating income	5,095	5,608	-9.1%
Total noninterest income	15,790	16,271	-3.0%
Noninterest expense:
Salaries and employee benefits	42,019	40,975	2.5%
Occupancy and equipment	9,144	8,912	2.6%
Data processing	7,237	6,718	7.7%
Professional fees	3,642	2,710	34.4%
Supplies and communications	1,172	1,314	-10.8%
Advertising and promotion	1,576	1,581	-0.3%
Other operating expenses	6,930	4,862	42.5%
Total noninterest expense	71,720	67,072	6.9%
Income before tax	42,156	60,419	-30.2%
Income tax expense	12,541	17,807	-29.6%
Net income	$29,615	$42,612	-30.5%

Basic earnings per share:	$0.98	$1.40
Diluted earnings per share:	$0.97	$1.39

Weighted-average shares outstanding:
Basic	30,089,341	30,320,281
Diluted	30,166,181	30,383,226
Common shares outstanding	30,272,110	30,485,788

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,089,440	$90,752	5.99%	$6,137,888	$91,674	6.00%	$5,941,071	$83,567	5.64%
Securities (2)	979,671	5,238	2.17%	969,520	4,955	2.07%	971,531	4,126	1.73%
FHLB stock	16,385	357	8.77%	16,385	361	8.87%	16,385	283	6.92%
Interest-bearing deposits in other banks	180,177	2,313	5.16%	201,724	2,604	5.19%	230,974	2,794	4.85%
Total interest-earning assets	7,265,673	98,660	5.46%	7,325,517	99,594	5.47%	7,159,961	90,770	5.09%

Noninterest-earning assets:
Cash and due from banks	55,442			58,382			62,036
Allowance for credit losses	(67,908)			(69,106)			(72,098)
Other assets	252,410			244,700			232,058

Total assets	$7,505,617			$7,559,493			$7,381,957

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$85,443	$32	0.15%	$86,401	$30	0.14%	$99,057	$27	0.11%
Money market and savings	1,845,870	17,324	3.77%	1,815,085	16,553	3.67%	1,463,304	9,887	2.71%
Time deposits	2,453,154	29,139	4.78%	2,507,830	29,055	4.66%	2,403,685	22,201	3.70%
Total interest-bearing deposits	4,384,467	46,495	4.27%	4,409,316	45,638	4.16%	3,966,046	32,115	3.25%
Borrowings	169,525	1,896	4.50%	162,418	1,655	4.10%	196,776	1,633	3.33%
Subordinated debentures	130,239	1,649	5.07%	130,088	1,646	5.06%	129,631	1,600	4.94%
Total interest-bearing liabilities	4,684,231	50,040	4.30%	4,701,822	48,939	4.19%	4,292,453	35,348	3.30%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,883,765			1,921,189			2,213,171
Other liabilities	162,543			164,524			133,623
Stockholders' equity	775,078			771,958			742,710

Total liabilities and stockholders' equity	$7,505,617			$7,559,493			$7,381,957

Net interest income		$48,620			$50,655			$55,422

Cost of deposits			2.98%			2.90%			2.08%
Net interest spread (taxable equivalent basis)			1.16%			1.28%			1.79%
Net interest margin (taxable equivalent basis)			2.69%			2.78%			3.11%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2024			June 30, 2023
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$6,113,664	$182,427	6.00%	$5,942,726	$164,490	5.58%
Securities (2)	974,596	10,193	2.12%	976,096	8,152	1.70%
FHLB stock	16,385	719	8.82%	16,385	572	7.04%
Interest-bearing deposits in other banks	190,950	4,914	5.18%	212,043	4,859	4.62%
Total interest-earning assets	7,295,595	198,253	5.46%	7,147,250	178,073	5.02%

Noninterest-earning assets:
Cash and due from banks	56,912			63,553
Allowance for credit losses	(68,507)			(71,777)
Other assets	248,555			235,571

Total assets	$7,532,555			$7,374,597

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$85,922	$61	0.14%	$104,196	$56	0.11%
Money market and savings	1,830,478	33,877	3.72%	1,458,463	17,201	2.38%
Time deposits	2,480,492	58,195	4.72%	2,314,148	40,356	3.52%
Total interest-bearing deposits	4,396,892	92,133	4.21%	3,876,807	57,613	3.00%
Borrowings	165,972	3,551	4.30%	232,219	4,002	3.48%
Subordinated debentures	130,163	3,295	5.06%	129,557	3,182	4.91%
Total interest-bearing liabilities	4,693,027	98,979	4.24%	4,238,583	64,797	3.08%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,902,477			2,268,485
Other liabilities	163,533			130,385
Stockholders' equity	773,518			737,144

Total liabilities and stockholders' equity	$7,532,555			$7,374,597

Net interest income		$99,274			$113,276

Cost of deposits			2.94%			1.89%
Net interest spread (taxable equivalent basis)			1.22%			1.94%
Net interest margin (taxable equivalent basis)			2.74%			3.20%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2024	2024	2023	2023	2023
Assets	$7,586,347	$7,512,046	$7,570,341	$7,350,140	$7,344,924
Less goodwill and other intangible assets	(11,048)	(11,074)	(11,099)	(11,131)	(11,162)
Tangible assets	$7,575,299	$7,500,972	$7,559,242	$7,339,009	$7,333,762

Stockholders' equity (1)	$707,059	$703,100	$701,891	$663,359	$668,560
Less goodwill and other intangible assets	(11,048)	(11,074)	(11,099)	(11,131)	(11,162)
Tangible stockholders' equity (1)	$696,011	$692,026	$690,792	$652,228	$657,398

Stockholders' equity to assets	9.32%	9.36%	9.27%	9.03%	9.10%
Tangible common equity to tangible assets (1)	9.19%	9.23%	9.14%	8.89%	8.96%

Common shares outstanding	30,272,110	30,276,358	30,368,655	30,410,582	30,485,788
Tangible common equity per common share	$22.99	$22.86	$22.75	$21.45	$21.56

(1) There were no preferred shares outstanding at the periods indicated.